Exhibit 10.10

FLORISTS’ TRANSWORLD DELIVERY, INC.

FIRST AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment and Waiver to Amended and Restated Credit Agreement (herein, the “Amendment”) is entered into as of July 31, 2003, by and among Florists’ Transworld Delivery, Inc., a Michigan corporation (the “Borrower”), FTD, Inc., a Delaware corporation (the “Parent”), the Subsidiaries listed on the signature pages hereof, as Guarantors (and, in the case of FTD.COM INC. (“FTD.COM”), as a new Credit Party as defined below), the several financial institutions listed on the signature pages hereof, as Lenders, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders.

PRELIMINARY STATEMENTS

A.            The Borrower, the Parent, the Guarantors, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of September 27, 2002 (the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B.            The Parent and the Borrower (collectively, the “Notice Parties”) have notified the Administrative Agent and the Lenders that the Parent and FTD.COM have entered into or intend to enter into a Settlement Agreement (the “Settlement Agreement”) relating to the proposed settlement of consolidated class action litigation currently pending in the Court of Chancery for New Castle County in Wilmington, Delaware (the “Court”), captioned Highwood Partners, L.P. v. IOS Brands Corp., Civil Action No. 19556 NC, which Settlement Agreement will provide for the making of a payment in cash, equity of the Parent or a combination thereof, by either or both of the Parent and FTD.COM.  The actual amount of such payment made in connection with the Settlement Agreement, with any equity portion of such payment valued based on the market price(s) thereof on the Valuation Date, is referred to herein as the “Settlement Amount”.  As used herein, “Valuation Date” means a date (or may refer collectively to several dates, if an average of the market price of securities of the Parent on several dates is used for purposes of such calculation) after the date hereof which is agreed upon by the parties to the Settlement Agreement for the purpose of calculating the value of securities of the Parent to be distributed as all or part of the Settlement Amount.

C.            The Notice Parties have requested that the Lenders (i) waive certain Events of Default under the Credit Agreement which might be caused, and (ii) amend certain provisions of the Credit Agreement which might be affected, in either case by the entry into the Settlement Agreement or the payment (whether in cash, equity of the Parent, or a combination thereof) of the Settlement Amount.

D.            The Notice Parties have also requested that the Lenders amend the Fixed Charge Coverage Ratio, add FTD.COM as a borrower under the Credit Agreement, and make certain other changes to the Credit Agreement, all as more fully set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           WAIVER.

By signing below, subject to the satisfaction of the conditions precedent set forth below, the Lenders hereby waive:

(a) any violation of Section 8.12 (Dividends and Certain Other Restricted Payments) of Credit Agreement which could or would otherwise be caused by the entry into the Settlement Agreement or the payment (whether in cash, equity of the Parent, or a combination thereof) of the Settlement Amount in an amount not to exceed $12,000,000, with any equity portion of such payment valued based on the market price(s) thereof on the Valuation Date (the “Maximum Settlement Amount”), as well as any Default or Event of Default which could or would otherwise result from such violations;

(b) any violation of Section 8.24 (Fixed Charge Coverage Ratio) of the Credit Agreement for the four fiscal quarter period ended June 30, 2003 which could or would otherwise be caused by the entry into the Settlement Agreement or the payment (whether in cash, equity of the Parent, or a combination thereof) of the Settlement Amount in an amount not to exceed the Maximum Settlement Amount, as well as any Default or Event of Default which could or would otherwise result from such violations; and

(c) any Default or Event of Default under Section 9.1(g) of the Credit Agreement which could or would otherwise result from the entry into the Settlement Agreement or the related entry by the Court of a final order and judgment with respect to the Settlement Agreement, provided that the Parent and FTD.COM comply with the terms of the Settlement Agreement as entered in such final order and judgment.

SECTION 2.           AMENDMENTS.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1.          Section 1.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 1.1.           Revolving Credit Commitments.  Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively the “Revolving Loans”) to the Credit Parties from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Termination Date.  The sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Lenders in proportion to their respective Revolver Percentages.  As provided in Section 1.5(a) hereof, the applicable Credit Party may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to the terms and conditions hereof.

2.2.          Sections 1.5, 1.7, 1.8(a), 1.9, 1.10, 1.11(c), 1.12, 1.14, 7.1 (final paragraph only), 10.1 (second sentence only), 10.3(a),  Exhibit F (numbered paragraph 8 only) of the Credit Agreement shall be amended by deleting the word “Borrower” each time it appears and replacing it with the words “applicable Credit Party”.

2.3.          The definitions of “Authorized Representative” and “Borrowing” set forth in Section 5.1 of the Credit Agreement shall be amended by deleting the word “Borrower” each time it appears and replacing it with the words “applicable Credit Party”.

2.4.          Sections 6.7, 6.9 and 6.11 of the Credit Agreement shall be amended by deleting the words “the Borrower” each time they appear and replacing them with the words “each Credit Party”.

2.5.          Section 6.12 (first usage in the second sentence only), Section 8.7(a), Section 10.4 (second sentence only), Section 11.5 (second-to-last sentence only), Section 11.6, Section 11.7 (last sentence only), Section 13.8 and Section 13.11 of the Credit Agreement shall be amended by deleting the words “the Borrower” each time they appear and replacing them with the words “the Credit Parties”.

2.6.          Section 8.5(h), Section 8.5(i), Section 11.1 and Section 11.3 of the Credit Agreement shall be amended by deleting the words “the Borrower” each time they appear and replacing them with the words “either Credit Party”.

2.7.          Section 1.11(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 1.11.        The Notes. (a) The Revolving Loans made to the Borrower by a Lender shall be evidenced by a single promissory note of the Borrower issued to such Lender in the form of Exhibit D-1 hereto.  The Revolving Loans made to FTD.COM by a Lender shall be evidenced by a single promissory note of FTD.COM issued to such Lender in the form of Exhibit D-3 hereto. Each such promissory note is hereinafter referred to as a “Revolving Note” and collectively such promissory notes are referred to as the “Revolving Notes”.

2.8.          Section 3.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

SECTION 3.           PLACE AND APPLICATION OF PAYMENTS.

Section 3.1.           Place and Application of Payments.  All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by either Credit Party under this Agreement and the other Loan Documents, shall be made by the applicable Credit Party to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Credit Parties) for the benefit of the Lender or Lenders entitled thereto.  Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day.  All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim.  The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement.

Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Administrative Agent or any of the Lenders after the occurrence and during the continuation of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:

(a)           first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which either Credit Party has agreed to pay the Administrative Agent under Section 13.15 hereof (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);

(b)           second, to the payment of principal and interest on the Swing Line Note;

(c)           third, to the payment of principal and interest on the Revolving Notes, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations (until the Administrative Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), unpaid fees and other Obligations due under the Loan Documents, the aggregate amount paid to, or held as collateral security for, the Lenders and, in the case of Hedging Liability, their Affiliates to whom such Obligations are owed, to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each; and

(d)           fourth, to the Credit Parties or whoever else may be lawfully entitled thereto.

2.9.          Section 5.1 of the Credit Agreement shall be amended by adding the following new defined terms thereto, each in its appropriate place in the alphabetical sequence, each such definition to read in its entirety as follows:

“Credit Parties” means, collectively, the Borrower and FTD.COM, and “Credit Party” means either of such Persons as the context may require.

“First Amendment” means that certain First Amendment and Waiver to Amended and Restated Credit Agreement dated as of July 31, 2003 among the Parent, the Borrower, FTD.COM, the Subsidiaries, the Lenders and Harris Trust and Savings Bank, as Administrative Agent.

“First Amendment Effective Date” means the date upon which the First Amendment becomes effective pursuant to its terms.

“Maximum Settlement Amount” shall have the meaning set forth in the First Amendment.

“Settlement Agreement” and “Settlement Amount” shall have the meanings set forth in the First Amendment.

2.10.        The last sentence of the definition of “Applicable Margin” set forth in Section 5.1 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Credit Parties and the Lenders absent manifest error.

2.11.        Section 5.1 of the Credit Agreement shall be amended by amending and restating each of the  following defined terms set forth therein, each such definition as so amended and restated to read in its entirety as follows:

“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Current Stockholders or any of their Affiliates, at any time of beneficial ownership of a majority of the outstanding capital stock of the Parent on a fully-diluted basis, (b) the failure of individuals who are members of the board of directors of the Parent on the Closing Date (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors or members of the nominating committee therefor who were either directors or members of such committee on the Closing Date or previously so approved) to constitute a majority of the board of directors of the Parent, and (c) the Parent shall fail to own 100% of the outstanding capital stock of either or both of the Credit Parties on a fully-diluted basis.

“EBITDA” means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) foreign, federal, state and local income taxes for such period, (c) depreciation expense related to fixed assets and amortization expense including without limitation with respect to goodwill and other intangible assets for such period, (d) payments comprising any portion of the Settlement Amount (provided that the aggregate amount included in EBITDA pursuant to this clause (d) during the term of the Agreement may not exceed the Maximum Settlement Amount), and (e) minority interest expense; plus or minus, as the case may be, extraordinary non-cash losses or gains; minus any amounts included in Net Income for such period which were received in reimbursement of or compensation for any payment of any portion of the Settlement Amount (whether from the proceeds of a policy of insurance or otherwise); provided, however, that EBITDA for the relevant period shall be calculated on a pro forma basis in good faith by the Parent and established to the reasonable satisfaction of the Administrative Agent based on financial information provided by the Borrower as if each Permitted Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Parent in good faith and established to the reasonable satisfaction of the Administrative Agent).

“Fixed Charges” means, with reference to any period, the sum of (a) all scheduled payments of principal on Indebtedness for Borrowed Money of the Parent and the Subsidiaries paid or required to be paid in cash during such period, plus (b) foreign, federal, state and local income taxes of the Parent and the Subsidiaries paid or required to be paid in cash during such period, plus (c) Interest Expense of the Parent and the Subsidiaries paid or required to be paid in cash during period, plus (d) Restricted Payments (other than (i) Restricted Payments of the type described in clause (z) of the definition of such term and (ii) Restricted Payments which comprise any portion of the payment of the Settlement Amount) of the Parent and the Subsidiaries made in cash during such period.

“Obligations” means all obligations of the Credit Parties to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications, all fees and charges payable hereunder, all Hedging Liability, and all other payment obligations of the Parent, the Borrower or any Subsidiary arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans to the Credit Parties and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.  The Credit Parties and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $75,000,000 on the First Amendment Effective Date.

2.12.        The introductory language to Section 6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

SECTION 6.           REPRESENTATIONS AND WARRANTIES.

Each of the Parent and each Credit Party represents and warrants to the Administrative Agent and the Lenders as follows:

2.13.        Section 6.3 of the Credit Agreement shall be amended by deleting the first sentence thereof and replacing it with a new sentence to read in its entirety as follows:

Each Credit Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to grant to the Administrative Agent the Liens described in the Collateral Documents executed by it, and to perform all of its obligations hereunder and under the other Loan Documents executed by it.

2.14.        Section 6.4 of the Credit Agreement shall be amended by deleting the first sentence thereof and replacing it with a new sentence to read in its entirety as follows:

The Credit Parties shall use the proceeds of the Revolving Credit for their general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws.

2.15.        Section 6.11 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 6.11.        Litigation and Other Controversies.  Other than the litigation in connection with which the Parent and FTD.COM have entered into the Settlement Agreement, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Parent or the Borrower threatened, against the Parent, the Borrower or any Subsidiary which if adversely determined could reasonably be expected to have a Material Adverse Effect.

2.16.        Section 6.17(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(b)           Without limiting the representations and warranties set forth in Section 6.17(a) above, except for such matters which could not reasonably be expected to result in a Material Adverse Effect, the Parent and the Credit Parties represent and warrant that:

(i) the Parent, the Borrower and the Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Parent, the Borrower and the Subsidiaries have each obtained all material governmental approvals required for their operations and each of the Premises by any applicable Environmental Law; (iii) each of the Parent and the Credit Parties has no knowledge of any release, threatened release or disposal of any Hazardous Material at, on, or about, any of the Premises in any material quantity and, to the knowledge of each of the Parent and the Credit Parties, none of the Premises are materially adversely affected by any release, threatened release or disposal of a Hazardous Material originating or emanating from any other property; (iv) to the knowledge of each of the Parent and the Credit Parties, none of the Premises contain or have contained any: (1) material amounts of asbestos containing building material in material non-compliance with any Environmental Law, (2) landfills or dumps, (3) hazardous waste treatment, storage or disposal facility as defined pursuant to RCRA or any comparable state law, or (4) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) the Parent, the Borrower and the Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises except in material compliance with applicable Environmental Laws; (vi) each of the Parent and the Credit Parties has no knowledge of any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) the Parent, the Borrower and the Subsidiaries have no notice or knowledge of and are not required to give any notice of any Environmental Claim involving the Parent,  the Borrower or any Subsidiary or any of the Premises, and the Parent and the Credit Parties have no knowledge of any conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for an Environmental Claim against the Borrower or any Subsidiary or such Premises; (viii) none of the Premises are subject to any, and the Parent and the Credit Parties have no knowledge of any imminent, restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) release, threatened release or disposal of a Hazardous Material; and (ix) the Parent and the Credit Parties have no knowledge of any conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons.

2.17.        The introductory language to Section 8 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

SECTION 8.           COVENANTS.

Each of the Credit Parties and, where and to the extent specifically indicated, the Parent agrees that, so long as any credit is available to or in use by either Credit Party hereunder, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.13 hereof:

2.18.        Section 8.10(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c)           the merger of any Subsidiary (other than the Borrower) with and into the Borrower or any Subsidiary provided that, in the case of any merger involving a Credit Party, a Credit Party is the corporation surviving the merger, and in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

2.19.        Section 8.18 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 8.18.        Change in the Nature of Business.  Neither the Parent nor the Borrower shall, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Parent, the Borrower and the Subsidiaries taken as a whole would be changed in any material respect from the general nature of the business engaged in by such entities taken as a whole as of the Closing Date.

2.20.        Section 8.19 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 8.19.        Use of Loan Proceeds.  The Credit Parties shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

2.21.        Section 8.24  of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 8.24.        Fixed Charge Coverage Ratio.  As of the last day of each fiscal quarter of the Parent, the Parent shall maintain a ratio of (a) EBITDA less Capital Expenditures for the

four fiscal quarters of the Parent and the Subsidiaries then ended to (b)   Fixed Charges for the same four fiscal quarters then ended of not less than (i) 1.75 to 1.0 if Total Funded Debt was less than $25,000,000 on such date, and (ii) 2.0 to 1.0 at all other times.

2.22.        A new Section 8.27 shall be added to the Credit Agreement immediately following Section 8.26, reading in its entirety as follows:

Section 8.27.        Undertaking of FTD.COM.  To the extent that any provision in this Agreement or any other Loan Document requires the Parent or the Borrower to cause FTD.COM to take or omit any action or to prevent FTD.COM from taking or omitting any action, FTD.COM separately and independently agrees with the Administrative Agent and the Lenders to take or omit such action, as the case may be, to the same extent as if such provision were directly addressed to it.

2.23.        Section 9.1(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

(c)           default in the observance or performance of (1) any requirement set forth in the second sentence of Section 8.1 hereof which can be cured after a temporary lapse if such lapse does not exceed 30 days and would not reasonably be expected to have a Material Adverse Effect, (2) any violation of Section 8.7 or 8.8 hereof resulting from an involuntary or immaterial incurrence of indebtedness or of a Lien, as the case may be, (3) any violation of any of clauses (a), (b), (c), (d), (e), (g), (h), (i), (k) or (l) of Section 8.9 hereof resulting from an involuntary or immaterial investment, or (4) any other provision hereof or of any other Loan Document which, in the case of any of the defaults described in subclauses (1), (2), (3) or (4) of this clause (c), is not remedied within 30  days after the earlier of (i) the date on which such failure shall first become known to any officer of the Parent or either Credit Party or (ii)  written notice thereof is given to the Borrower by the Administrative Agent;

2.24.        Section 9.6 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 9.6.           Expenses.  The Credit Parties jointly and severally agree to pay to the Administrative Agent and each Lender, and any other holder of any Note outstanding hereunder, all expenses reasonably incurred or paid by the Administrative Agent and such Lender or any such holder, including reasonable attorneys’ fees (including allocated costs of in-house counsel) and court costs, in connection with any Default or Event of Default hereunder or in connection with the enforcement of any of the Loan Documents (including all such costs and expenses arising in connection with a proceeding under the United States Bankruptcy Code).

2.25.        Each of Sections 12.1 through 12.7 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

SECTION 12.         THE GUARANTY.

Section 12.1.        The Guaranty.  To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Credit Parties by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parent and each of its direct and indirect Domestic Subsidiaries (individually each a “Guarantor” and collectively the “Guarantors”), hereby unconditionally and irrevocably guarantee jointly and severally to the Administrative Agent, the Lenders, and each other holder of any of the Obligations or Hedging Liability, (x) the due and punctual payment of all present and future indebtedness of the Credit Parties evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by either Credit Party under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof, and (y) the due and punctual payment of all present and future Hedging Liability as and when the same shall become due and payable, whether at its stated maturity, by acceleration or otherwise, according to the terms thereof, provided that neither Credit Party shall be understood to be a Guarantor of any Obligations or Hedging Liability with respect to which it is the primary obligor.  In case of failure by any Credit Party punctually to pay any indebtedness or other Obligations guaranteed hereby (after giving effect to any applicable cure periods), each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the applicable Credit Party.

Section 12.2.        Guarantee Unconditional.  The obligations of each Guarantor as a guarantor under this Section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)           any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Credit Party or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

(b)           any modification or amendment of or supplement to this Agreement or any other Loan Document;

(c)           any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, any Credit Party, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Credit Party or of any other guarantor contained in any Loan Document;

(d)           the existence of any claim, set-off or other rights which any Credit Party or any other guarantor may have at any time against the Administrative Agent, any Lender or any other Person, whether or not arising in connection herewith;

(e)           any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Credit Party, any other guarantor or any other Person or Property;

(f)            any application of any sums by whomsoever paid or howsoever realized to any obligation of any Credit Party, regardless of what obligations of any Credit Party remain unpaid;

(g)           any invalidity or unenforceability relating to or against any Credit Party or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by any Credit Party or any other guarantor of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable under the Loan Documents; or

(h)           any other act or omission to act or delay of any kind by the Administrative Agent, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 12.

Section 12.3.        Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.  Each Guarantor’s obligations under this Section 12 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by any Credit Party under this Agreement and all other Loan Documents shall have been paid in full.  If at any time any payment of the principal of or interest on any Note or any Reimbursement Obligation or any other amount payable by any Credit Party under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Credit Party or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 12 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

Section 12.4.        Subrogation.  Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Obligations shall have been paid in full subsequent to the termination of all the Commitments and expiration of all Letters of Credit.  If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable by the Credit Parties hereunder and the other Loan Documents and (y) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders or be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

Section 12.5.        Waivers.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender or any other Person against any Credit Party, another guarantor or any other Person.

Section 12.6.        Limit on Recovery.  Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 12 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 12 void or voidable under applicable law, including without limitation fraudulent conveyance law.

Section 12.7.        Stay of Acceleration.  If acceleration of the time for payment of any amount payable by any Credit Party under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Credit Party, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

2.26.        Each of Sections 13.1(a), (b) and (c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 13.1.        Withholding Taxes.  (a) Payments Free of Withholding.  Except as otherwise required by law and subject to Section 13.1(b) hereof, each payment by any Credit Party or any Guarantor under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the applicable Credit Party or Guarantor is domiciled, any jurisdiction from which the applicable Credit Party or Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein.  If any such withholding is so required, the applicable Credit Party or Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Administrative Agent (as the case may be) would have received had such withholding not been made.  If the Administrative Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the applicable Credit Party or Guarantor shall reimburse the Administrative Agent or such Lender for that payment on demand in the currency in which such payment was made.  If the applicable Credit Party or

Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment.

(b)           U.S. Withholding Tax Exemptions.  Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the date the initial Credit Event is made hereunder or, if later, the date such financial institution becomes a Lender hereunder, two duly completed and signed copies of (i) either Form W-8 BEN (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) or Form W-8 ECI (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Obligations) of the United States Internal Revenue Service or (ii) solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, and a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Credit Party and is not a controlled foreign corporation related to any Credit Party (within the meaning of Section 864(d)(4) of the Code).  Thereafter and from time to time, each Lender shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) and such other certificates as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Obligations.  Upon the request of the Borrower or the Administrative Agent, each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent a certificate to the effect that it is such a United States person.

(c)           Inability of Lender to Submit Forms.  If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 13.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

2.27.        Section 13.10 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 13.10. Successors and Assigns.  This Agreement shall be binding upon the Credit Parties and the Guarantors and their successors and assigns, and shall inure to the benefit of the Administrative Agent and each of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations.  Neither any Credit Party nor any Guarantor may assign any of its rights or obligations under any Loan Document without the written consent of all of the Lenders.

2.28.        Each of Sections 13.12(a), (b) and (c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 13.12. Assignments.  (a) Each Lender shall have the right at any time, with the prior consent of the Administrative Agent and, so long as no Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents (including, without limitation, the indebtedness evidenced by the Notes then held by such assigning Lender, together with an equivalent percentage of its obligation to make Loans and participate in Letters of Credit) to one or more commercial banks or other financial institutions or investors, provided that, unless otherwise agreed to by the Administrative Agent, such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Lender’s rights and obligations under the Loan Documents; provided, however, that in order to make any such assignment, (i) unless the assigning Lender is assigning all of its Commitments, outstanding Loans and interests in Letters of Credit Obligations, the assigning Lender shall retain at least $5,000,000 in unused Commitments, outstanding Loans and interests in Letters of Credit, (ii) the assignee Lender shall have Commitments, outstanding Loans and interests in Letters of Credit of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit F or in such other form acceptable to the Administrative Agent) executed by such assigning Lender, such assignee Lender or Lenders, the Administrative Agent and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee Lender and the portion of the Commitments of the assigning Lender to be assumed by the assignee Lender, (iv) the Swing Loans and Swing Line Commitment shall only be assigned (if at all) in total and (v) the assigning Lender shall pay to the Administrative Agent a processing fee of $3,500 and any out-of-pocket attorneys’ fees and expenses incurred by the Administrative Agent in connection with any such assignment agreement.  Any such assignee shall become a Lender for all purposes hereunder to the extent of the rights and obligations under the Loan Documents it assumes and the assigning Lender shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment.  The address for notices to such assignee Lender shall be as specified in the assignment agreement executed by it. Promptly upon the effectiveness of any such assignment agreement, the Credit Parties shall execute and deliver replacement Notes to the assignee Lender and the assigning Lender in the respective amounts of their Commitments (or assigned principal amounts, as applicable) after giving effect to the reduction occasioned by such assignment (all such Notes to constitute “Notes” for all purposes of the Loan Documents), and the assignee Lender shall thereafter surrender to the Credit Parties its old Notes. The Credit Parties authorize each Lender to disclose to any purchaser or prospective purchaser of an interest in the Loans and interest in Letters of Credit owed to it or its Commitments under this Section any financial or other information pertaining to the Credit Parties or any Subsidiary.

(b)           Any Lender may at any time pledge or grant a security interest in all or any portion of its rights under this

Agreement to secure obligations of such Lender, including any such pledge or grant to a Federal Reserve Bank, and this Section shall not apply to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or secured party for such Lender as a party hereto; provided further, however, that the right of any such pledgee or grantee (other than any Federal Reserve Bank) to further transfer all or any portion of the rights pledged or granted to it, whether by means of foreclosure or otherwise, shall be at all times subject to the terms of this Agreement.

(c)           Notwithstanding anything to the contrary contained herein, any Lender (a “Designating Lender”) may grant to one or more special purpose funding vehicles (each, an “SPV”), identified as such in writing from time to time by the Designating Lender to the Administrative Agent and the Borrower, the option to provide to the Credit Parties all or any part of any Revolving Loan that such Designating Lender would otherwise be obligated to make to any Credit Party pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Revolving Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Loan, the Designating Lender shall be obligated to make such Revolving Loan pursuant to the terms hereof, and (iii) the Designating Lender shall remain liable for any indemnity or any other payment or performance obligation with respect to its Revolving Credit Commitment hereunder or with respect to any Revolving Loan made by an SPV pursuant to an option to make such Revolving Loan granted pursuant hereto. The making of a Revolving Loan by an SPV hereunder shall utilize the Revolving Credit Commitment of the Designating Lender to the same extent, and as if, such Revolving Loan were made by such Designating Lender.

2.29.        Section 13.16 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 13.16. Set-off.  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Obligation is hereby authorized by each Credit Party and each Guarantor at any time or from time to time, without notice to any such Credit Party or Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of any Credit Party or Guarantor, whether or not matured, against and on account of the Obligations of any Credit Party or any such Guarantor to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

2.30.        Section 13.20 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 13.20. Excess Interest.  Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither any Credit Party nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the applicable Credit Party, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither any Credit Party nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of any Credit Party’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Credit Party’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on such Credit Party’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.

2.31.        Section 13.23 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

Section 13.23. Submission to Jurisdiction; Waiver of Jury Trial.  Each Credit Party and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby.  Each Credit Party and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  EACH CREDIT PARTY, EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

2.32.        Exhibit B to the Credit Agreement shall be amended and restated to read in its entirety as set forth in Exhibit 1 hereto.

2.33.        Exhibit C to the Credit Agreement shall be amended and restated to read in its entirety as set forth in Exhibit 2 hereto.

2.34.        A new Exhibit D-3 to the Credit Agreement shall be added immediately following Exhibit D-2, to read in its entirety as set forth in Exhibit 3 hereto.

2.35.        Schedule I to Exhibit E to the Credit Agreement shall be amended and restated to read in its entirety as set forth in Exhibit 4 hereto.

SECTION 3.           CONDITIONS PRECEDENT.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.          The Parent, the Borrower, FTD.COM, the Guarantors and the Lenders shall have executed and delivered this Amendment.

3.2.          The Administrative Agent shall have received, for the ratable account of the Lenders, a one-time amendment fee in the amount of 0.10% of the Revolving Credit Commitments of the Lenders (whether used or unused).

3.3.          The Administrative Agent shall have received Revolving Notes for each Lender duly executed by FTD.COM, together with certified copies of resolutions of the board of directors of FTD.COM authorizing its execution, delivery of this Amendment and its performance of its obligations hereunder and under and the Credit Agreement as amended hereby and an incumbency certificate showing specimen signatures of the persons authorized to execute this Amendment and its Revolving Notes on behalf of FTD.COM and to make borrowing requests on behalf of FTD.COM.

3.4.          The Administrative Agent shall have received for each Lender copies of the articles or certificate of incorporation and bylaws of FTD.COM certified by its Secretary or Assistant Secretary, together with a certificate of good standing for FTD.COM dated no earlier than July 21, 2003 from the Secretary of State of its state of incorporation.

3.6.          The Borrower shall have paid all reasonable accrued and unpaid legal fees, expenses and disbursements of Chapman and Cutler, counsel to the Administrative Agent, incurred in connection with the Credit Agreement or this Amendment.

3.7.          The Borrower and all other parties thereto shall have executed and delivered to the Administrative Agent amendments to the Pledge Agreement and the Security Agreement and a second supplement to the Mortgage providing that Obligations of FTD.COM shall be secured by the Collateral pledged pursuant thereto to the same extent as the Obligations of the Borrower.

SECTION 4.           REPRESENTATIONS.

In order to induce the Lenders to execute and deliver this Amendment, each Credit Party (as defined in Section 2.9 hereof) hereby represents to the Lenders that as of the date hereof the representations and warranties set forth in Section 6 of the Credit Agreement as amended hereby are and shall be and remain true and correct and that the Credit Parties are in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment (other than any such Default or Event of Default as is specifically waived hereby).

SECTION 5.           MISCELLANEOUS.

5.1.             The Parent, the Borrower and the Guarantors have heretofore executed and delivered to the Lenders the Collateral Documents.  The Credit Parties hereby acknowledge and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower, FTD.COM, the Parent and the Guarantors thereunder, and the Liens created and provided for thereunder, remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.  The Borrower shall use commercially reasonable efforts to cause to be delivered to the Administrative Agent, no later than 60 days after the date hereof, a date-down endorsement to the lenders’ title policy for the property insured by the Mortgage, relating to the second supplement to mortgage described in Section 3.7 hereof.

5.2.             Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.3.             The Borrower agrees to pay on demand all reasonable third party costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

5.4.             This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  This Amendment shall be governed by the internal laws of the State of Illinois.

[SIGNATURE PAGE TO FOLLOW]

This First Amendment and Waiver to Amended and Restated Credit Agreement is entered into as of this 31st day of July, 2003.

BORROWER

FLORISTS’ TRANSWORLD DELIVERY, INC.

By	/s/ CARRIE WOLFE
Name	Carrie Wolfe
Title	CFO

CREDIT PARTY AND GUARANTOR

FTD.COM INC.

By	/s/ CARRIE WOLFE
Name	Carrie Wolfe
Title	CFO

GUARANTORS

FTD, INC.
as Parent and as a Guarantor

By	/s/ CARRIE WOLFE
Name	Carrie Wolfe
Title	CFO

VALUE NETWORK SERVICE, INC.

By	/s/ CARRIE WOLFE
Name	Carrie Wolfe
Title	CFO

FTD HOLDINGS, INCORPORATED

By	/s/ CARRIE WOLFE
Name	Carrie Wolfe
Title	CFO

By	/s/ ROBERT L NORTON
Name	Robert L. Norton
Title	CEO and Chairman

FTD INTERNATIONAL CORPORATION

By	/s/ CARRIE WOLFE
Name	Carrie Wolfe
Title	CFO

RENAISSANCE GREETING CARDS, INC.

By	/s/ CARRIE WOLFE
Name	Carrie Wolfe
Title	CFO

LENDERS

HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Lender and as Administrative Agent

By	/s/ KIRBY M. LAW
Name	Kirby M. Law
Title	Vice President

U.S. BANK NATIONAL ASSOCIATION

By	/s/ R. MICHAEL NEWTON
Name	R. Michael Newton
Title	Vice President

KEYBANK NATIONAL ASSOCIATION

By	/s/ DAVID J. WECHTER, VP
Name	David J. Wechter
Title	Vice President

STANDARD FEDERAL BANK, N.A.

By	/s/ ANNETTE GORDON
Name	Annette Gordon
Title	First Vice President

EXHIBIT 1 TO FIRST AMENDMENT AND WAIVER

EXHIBIT B

NOTICE OF BORROWING

Date:                      ,

To:          Harris Trust and Savings Bank, as Administrative Agent for the Lenders parties to the Amended and Restated Credit Agreement dated as of September 27, 2002 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Florists’ Transworld Delivery, Inc., FTD.COM INC., the Guarantors, certain Lenders which are signatories thereto, and Harris Trust and Savings Bank, as Administrative Agent

Ladies and Gentlemen:

The undersigned,                                    , refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.5 of the Credit Agreement, of the Borrowing specified below:

1.         The Business Day of the proposed Borrowing is                   ,      .

2.         The aggregate amount of the proposed Borrowing is $                       .

3.         The Borrowing is being advanced under the Revolving Credit.

4.         The Borrowing is to be comprised of $                   of [Base Rate] [Eurodollar] Loans.

[5. The duration of the Interest Period for the Eurodollar Loans included in the Borrowing shall be                      months.]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)         the representations and warranties contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

(b)         no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

[FLORISTS’ TRANSWORLD DELIVERY, INC.]

[FTD.COM INC.]

By
Name
Title

2

EXHIBIT 2 TO FIRST AMENDMENT AND WAIVER

EXHIBIT C

NOTICE OF CONTINUATION/CONVERSION

Date:                      , 20

To:          Harris Trust and Savings Bank, as Administrative Agent for the Lenders parties to the Amended and Restated Credit Agreement dated as of September 27, 2002 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Florists’ Transworld Delivery, Inc., FTD.COM INC., the Guarantors, certain Lenders which are signatories thereto, and Harris Trust and Savings Bank, as Administrative Agent

Ladies and Gentlemen:

The undersigned,                                            , refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.5 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

1.         The conversion/continuation Date is                ,      .

2.         The aggregate amount of the Revolving Loans to be [converted] [continued] is $                       .

3.         The Loans are to be [converted into] [continued as] [Eurodollar] [Base Rate] Loans.

4.         [If applicable:]  The duration of the Interest Period for the Revolving Loans included in the [conversion] [continuation] shall be                 months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

(a)         the representations and warranties contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurodollar Loan to a Base Rate Loan; and

(b)         no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

[FLORISTS’ TRANSWORLD DELIVERY, INC.]

[FTD.COM INC.]

By
Name
Title

2

EXHIBIT 3 TO FIRST AMENDMENT AND WAIVER

EXHIBIT D-3

REVOLVING NOTE

U.S. $	July 31, 2003

FOR VALUE RECEIVED, the undersigned, FTD.COM INC., a Delaware corporation (“FTD.COM”), hereby promises to pay to the order of                                   (the “Lender”) on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, as Administrative Agent, in Chicago, Illinois, in immediately available funds, the principal sum of                                        Dollars ($               ) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to FTD.COM pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of September 27, 2002, among the Borrower, FTD.COM, the Guarantors, Harris Trust and Savings Bank, as Administrative Agent and the Lenders party thereto (the “Credit Agreement”), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

FTD.COM hereby waives demand, presentment, protest or notice of any kind hereunder.

FTD.COM INC.

By
Name
Title

EXHIBIT 4 TO FIRST AMENDMENT AND WAIVER

SCHEDULE I

TO COMPLIANCE CERTIFICATE

FLORISTS’ TRANSWORLD DELIVERY, INC.

COMPLIANCE CALCULATIONS

FOR AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF SEPTEMBER 27, 2002

CALCULATIONS AS OF                       , 20

A.	Total Funded Debt to EBITDA (Section 8.22)

	1.	Total Funded Debt	$

	2.	Net Income for past 4 quarters	$

	3.	Interest Expense for past 4 quarters	$

	4.	Income taxes for past 4 quarters	$

	5.	Depreciation and Amortization Expense for past 4 quarters	$

	6.	Payments of Settlement Amount for past 4 quarters	$

	7.	Minority interest expense for past 4 quarters	$

	8.	Plus/minus extraordinary non-cash losses/gains	$

	9.	Other adjustments (see definition of EBITDA)	$

	10.	Sum of Lines A2, A3, A4, A5, A6, A7, A8 (if a loss) and A9	$

	11.	Reimbursements for payments of Settlement Amount for past 4 quarters	$

	12.	Sum of Line A11 and Line A8 (if a gain)	$

	13.	Difference of Line A10 less Line A12 (“EBITDA”)	$

	14.	Ratio of Line A1 to Line A13		: 1.0

	15.	Line A14 ratio must not exceed		2.50 : 1.0

	16.	The Parent is in compliance (circle yes or no)		yes/no

B.	Consolidated Net Worth (Section 8.23)

	1.	Consolidated Net Worth	$

	2.	Line B1 shall not be less than	$

	3.	The Parent is in compliance (circle yes or no)		yes/no

C.	Fixed Charge Coverage Ratio (Section 8.24)

	1.	EBITDA (Line A13 above), less Capital Expenditures	$

	2.	Scheduled cash principal payments for past 4 quarters	$

	3.	Cash income taxes for past 4 quarters	$

	4.	Cash Interest Expense for past 4 quarters	$

	5	Restricted Payments (excluding management fees and related expenses and payments of Settlement Amounts which would otherwise be Restricted Payments) for past 4 quarters	$

	6.	Sum of Lines C2, C3, C4 and C5	$

	7.	Ratio of Line C1 to Line C6		: 1.0

	8.	Total Funded Debt (from Line A1)	$

	9.	Line C7 ratio must not be less than (1.75 to 1.0 if Line C8 is		: 1.0
less than $25,000,000, otherwise, 2.0 to 1.0)

	10.	The Parent is in compliance (circle yes or no)		yes/no

D.	Rentals (Section 8.26)

	1.	Rentals during most recent fiscal year	$

	2.	Line D1 shall not be more than	$10,000,000

	3.	The Parent is in compliance (circle yes or no)	yes/no

2